Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southern Union Company of our report dated February 26, 2009, relating to the consolidated financial statements of Citrus Corp., which appears in Southern Union Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 5, 2009

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